As filed with the Securities and Exchange Commission on March 12, 2007

Registration No. 333-140643

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 2

ON FORM S-3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIQUIDITY SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7389	52-2209244
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1920 L Street, N.W.
6th Floor
Washington, D.C. 20036
(202) 467-6868

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

William P. Angrick, III
Chief Executive Officer
Liquidity Services, Inc.
1920 L Street, N.W.
6th Floor
Washington, D.C. 20036
(202) 467-6868

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen I. Glover	Tracy Kimmel
Gibson, Dunn & Crutcher LLP	Keith M. Townsend
1050 Connecticut Avenue N.W.	King & Spalding LLP
Washington, D.C. 20036-5306	1180 Peachtree Street, NE
(202) 955-8500	Atlanta, Georgia 30309
(404) 572-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1 (File No. 333-140643) of Liquidity Services, Inc. is being filed solely to amend Item 16(a) of Part II thereof and to file certain exhibits thereto. This Amendment No. 2 does not modify any provisions of the prospectus constituting Part I of the Registration Statement. Accordingly, the prospectus has not been included in this Amendment No. 2.

PART II

Information Not Required in Prospectus

Item 13.                 Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$13,352
Accounting Fees and Expenses	300,000
Legal Fees and Expenses	400,000
Printing Fees and Expenses	175,000
Transfer Agent Fees and Expenses	10,000
Blue Sky Fees and Expenses	10,000
Miscellaneous	91,648
Total	$1,000,000

Item 14.                 Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its corporate documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. Our bylaws provide for the indemnification of directors to the fullest extent permissible under Delaware law. In addition, Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. We have entered into indemnification agreements with our directors and executive officers in addition to indemnification provided for in our corporate documents, and we intend to enter into indemnification agreements with any new directors and executive officers in the future. We intend to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 15.                 Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have sold and issued the following unregistered securities:

1.     In August 2004, in connection with the exercise of outstanding warrants at $0.802 per share, we issued an aggregate of 67,561 shares of our common stock to Jaime Mateus-Tique, William P. Angrick, III and Benjamin Brown who were and currently are executive officers of the Company. The warrants and shares issued in exercise thereof were issued in reliance upon Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act.

2.     In September 2004, we issued an aggregate of 49,873 shares of our common stock to holders of our Series A preferred stock who were accredited investors (as defined in Rule 501 of Regulation D of the Securities Act) upon the automatic conversion of our Series A preferred stock pursuant to the terms set forth in our certificate of incorporation. These shares were issued in reliance upon Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act.

3.     In September 2004, we issued 31,173 shares of our common stock to an accredited investor (as defined in Rule 501 of Regulation D of the Securities Act) upon conversion of our Series B preferred stock pursuant to the terms set forth in our certificate of incorporation. These shares were issued in reliance upon Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act.

4.     In September 2004, we issued and sold an aggregate of 3,262,643 shares of our Series C preferred stock for a purchase price of $6.13 per share to ABS Capital Partners IV, L.P., ABS Capital Partners IV-A, L.P., ABS Capital Partners IV Offshore, L.P., and ABS Capital Partners IV Special Offshore, L.P. The purchase price for these shares was paid in cash. These shares were issued in reliance upon Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act.

5.     In September 2004, in connection with the exercise of outstanding warrants, we issued 30,121 shares of our common stock to a single accredited investor (as defined in Rule 501 of Regulation D of the Securities Act) at an exercise price of $0.83 per share, and 62,344 shares, at an exercise price of $0.802 per share. The warrant and shares issued in exercise thereof were issued in reliance upon Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act.

6.     From January 1, 2003 through January 31, 2006, we granted stock options to employees and directors under our stock option plans covering an aggregate of 1,319,729 shares of our common stock, at exercise prices ranging from $0.05 to $8.00 per share. Through January 31, 2006, options to purchase an aggregate of 6,196,651 shares of our common stock had been exercised for an aggregate purchase price of $527,911 or a weighted exercise price of $0.09 per share. These options and shares issued in exercise thereof were issued in reliance upon Section 4(2) of, and Rule 701 under, the Securities Act.

No underwriters were involved in the foregoing sales of securities. Appropriate legends were affixed to the stock certificates issued in such transactions. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

Item 16.                 Exhibits and Financial Statement Schedules

(a)         Exhibits

The Exhibit Index filed herewith is incorporated herein by reference.

Item 17.                 Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington D.C., on March 12, 2007.

LIQUIDITY SERVICES, INC.
By:	/s/ James M. Rallo
James M. Rallo
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities on March 12, 2007.

Signature	Title
*
William P. Angrick, III	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ James M. Rallo
James M. Rallo	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
*
Jaime Mateus-Tique	President, Chief Operating Officer and Director
*
Phillip A. Clough	Director
*
Patrick W. Gross	Director
*
Franklin D. Kramer	Director
*
F. David Fowler	Director
* By: /s/ James M. Rallo
James M. Rallo Attorney in fact

Exhibit No.	Description
1.1	Form of Underwriting Agreement
2.1

Asset Purchase Agreement, dated as of August 29, 2006, among Liquidity Services, Inc., Carl C. Jones, Eddie Fischer, Bradley Fischer and Southern Textile Recycling, Inc., incorporated herein by reference to Exhibit 2.1 to the Company’s Annual report on Form 10-K, filed with the SEC on December 22, 2006.

3.1

Fourth Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

3.2

Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

4.1

Form of Certificate of Common Stock of the Company, incorporated herein by reference to Exhibit 4.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 21, 2006.

4.2

Registration Rights Agreement, dated September 3, 2004, by and between the Company and ABS Capital Partners IV, L.P., ABS Capital Partners IV-A, L.P., ABS Capital Partners IV Offshore L.P. and ABS Capital Partners IV Special Offshore L.P., incorporated herein by reference to Exhibit 4.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on January 17, 2006.

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.
10.1

Defense Logistics Agency, Surplus Commercial Property, Defense Reutilization and Marketing Service, Invitation for Bids, No. 99-0001, December 2000, incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on November 14, 2005

10.2

Defense Logistics Agency, Multi-Year Sale of Surplus Scrap Material at Locations Nationwide, Defense Reutilization and Marketing Service, Invitations for Bids, No. 99-4001, December 7, 2004, incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on November 14, 2005.

10.3.1

Executive Employment Agreement, dated September 2, 2004, between the Company and William P. Angrick, III, incorporated herein by reference to Exhibit 10.3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.3.2

Amendment to Executive Employment Agreement between the Company and William P. Angrick, III, dated January 26, 2006, incorporated herein by reference to Exhibit 10.3.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.3.3

Amendment to Executive Employment Agreement between the Company and William P. Angrick, III, dated January 9, 2007, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 16, 2007.#

10.4.1

Executive Employment Agreement, dated September 2, 2004, between the Company and Jaime Mateus-Tique, incorporated herein by reference to Exhibit 10.4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.4.2

Amendment to Executive Employment Agreement between the Company and Jaime Mateus-Tique, dated January 25, 2006, incorporated herein by reference to Exhibit 10.4.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.4.3

Amendment to Executive Employment Agreement between the Company and Jaime Mateus-Tique, dated January 9, 2007, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 16, 2007.#

10.5.1

Executive Employment Agreement, dated May 15, 2001, between Government Liquidation.com, LLC and Benjamin R. Brown, incorporated herein by reference to Exhibit 10.5.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.5.2

Amendment to Executive Employment Agreement between Government Liquidation.com, LLC and Benjamin R. Brown, dated January 26, 2006, incorporated herein by reference to Exhibit 10.5.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.6.1

Executive Employment Agreement, dated January 27, 2005, between the Company and James M. Rallo, incorporated herein by reference to Exhibit 10.6.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.6.2

Amendment to Executive Employment Agreement between the Company and James M. Rallo, dated January 25, 2006, incorporated herein by reference to Exhibit 10.6.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.7.1

Executive Employment Agreement, dated June 13, 2001, between Government Liquidation.com, LLC and Thomas Burton, incorporated herein by reference to Exhibit 10.7.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.7.2

Amendment to Executive Employment Agreement between Government Liquidation.com, LLC and Thomas Burton, dated January 25, 2006, incorporated herein by reference to Exhibit 10.7.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.8.1

Executive Employment Agreement, dated November 11, 2005, between the Company and James E. Williams, incorporated herein by reference to Exhibit 10.8.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.8.2

Amendment to Executive Employment Agreement between the Company and James E. Williams, dated January 26, 2006, incorporated herein by reference to Exhibit 10.8.2 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.8.3

Amendment to Executive Employment Agreement between the Company and James E. Williams, dated January 9, 2007, incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on January 16, 2007.#

10.9

2005 Stock Option and Incentive Plan, incorporated herein by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on November 14, 2005.#

10.10

2006 Omnibus Long-Term Incentive Plan, incorporated by reference to Exhibit 10.10 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.#

10.11

Form of Directors and Officers Indemnification Agreement, incorporated herein by reference to Exhibit 10.11 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-129656), filed with the SEC on February 1, 2006.

10.12

Amendment to Commercial Venture II (CV-II) (Sales Contract Number 99-0001-0002), dated as of September 12, 2006, between Surplus Acquisition Venture, LLC (a wholly-owned subsidiary of Liquidity Services, Inc.) and Defense Reutilization and Marketing Service of the U.S. Department of Defense, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 13, 2006.

10.13	LSI Non-Employee Director Compensation Plan, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 9, 2006.#
10.14	Form of Stock Option Agreement, incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 4, 2006.
10.15

Lease, dated September 1, 2004, between Le Baron Investments and Southern Textile Recycling, Inc., incorporated herein by reference to Exhibit 10.15 to the Company’s Annual report on Form 10-K, filed with the SEC on December 22, 2006.

10.16

Lease Agreement, dated June 8, 2006, between Le Baron Investments and Southern Textile Recycling, Inc., incorporated herein by reference to Exhibit 10.16 to the Company’s Annual report on Form 10-K, filed with the SEC on December 22, 2006.

10.17

Lease Agreement, effective October 1, 2005, between the Company and ProLogis Development Services Incorporated, incorporated herein by reference to Exhibit 10.17 to the Company’s Annual report on Form 10-K, filed with the SEC on December 22, 2006.

10.18

Industrial Real Estate Lease Agreement, dated January 20, 2006, between the Company and Paulus Enterprises, incorporated herein by reference to Exhibit 10.18 to the Company’s Annual report on Form 10-K, filed with the SEC on December 22, 2006.

10.19

Standard Form Industrial Building Lease, effective August 1, 2006, between the Company and First Industrial Development Services, Inc., incorporated herein by reference to Exhibit 10.19 to the Company’s Annual report on Form 10-K, filed with the SEC on December 22, 2006.

10.20

Standard Form Industrial Building Lease Agreement, dated February 2, 2005, between the Company and First Industrial Texas, L.P., incorporated herein by reference to Exhibit 10.20 to the Company’s Annual report on Form 10-K, filed with the SEC on December 22, 2006.

10.21

First Lease Modification Agreement, effective June 1, 2006, to Industrial Lease Agreement, dated February 2, 2005, between the Company and First Industrial Texas, L.P., incorporated herein by reference to Exhibit 10.21 to the Company’s Annual report on Form 10-K, filed with the SEC on December 22, 2006.

21.1	List of Subsidiaries, incorporated herein by reference to Exhibit 21.1 to the Company’s Annual report on Form 10-K, filed with the SEC on December 22, 2006.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
23.2**	Consent of Ernst & Young LLP
24.1**	Power of Attorney (included on signature page)

**    Previously filed.

#                 Designates management or compensation plans.